UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2005

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

We resell electronic bill presentment and payment services provided by Metavante Corporation to our customers. On June 3, 2005, we renewed our strategic relationship with Metavante by entering into an Alliance Agreement, which replaced our existing Metavante agreements. The agreement is for a five year term ending in June 2010 and requires us to pay, in exchange for the bill presentment and payment services to be provided by Metavante, variable fees generally based on the number of end users and transactions. The agreement also provides minimum purchase commitments by us and, conversely, improved tiered pricing terms as volume levels increase. The minimum annual payment to be paid by us for the first contract year is $20.2 million and for subsequent years is equal to the greater of that amount or 90% of the actual amounts paid by us during the prior contract year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005	DIGITAL INSIGHT CORPORATION

	By:	/s/ Tae J. Rhee
Tae J. Rhee
Vice President and General Counsel

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